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                 GREAT AMERICAN TELEVISION AND RADIO COMPANY, INC.
                        GREAT AMERICAN BROADCASTING COMPANY
                              One East Fourth Street
                              Cincinnati, Ohio  45202


          Continental Bank N.A.,                  Banque Paribas
            Individually, as Managing Agent       Chemical Bank
            and as Collateral Agent               Bank of Montreal
          The First National Bank of Boston,      The Bank of New York
            Individually, as Managing Agent       The Provident Bank
            and as Administrative Agent           Star Bank, N.A.,
          The Chase Manhattan Bank, N.A.             Cincinnati
          National Westminster Bank USA

          Re:  Modification No. 1                 Dated as of:
                                                    December 17, 1993

          Gentlemen:

               We refer to the Loan Agreement, dated as of August 20, 1993, as amended and restated as of November 30, 1993 (as amended from time to time and in effect, the "Loan Agreement"), by and among Great American Television and Radio Company, Inc. (the "Borrower"), Great American Broadcasting Company ("GABCO"), the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston ("Bank of Boston") and Continental Bank, N.A. ("Continental"), as managing agents for the Lenders, Bank of Boston, as administrative agent for the Lenders, and Continental, as collateral agent for the Lenders. All terms in this letter agreement (this "Agreement") that are not defined herein, but that are defined in the Loan Agreement, shall have the meanings specified for such terms in the Loan Agreement.
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               The parties hereto hereby agree as follows:

                                     ARTICLE I

                                   MODIFICATIONS

               Effective as of the date of this Agreement (the
          "Modification Date"), the Loan Agreement is hereby amended in each of the following respects:

               SECTION 1.1. Amendments to Defined Terms. Section 1.1 of the Loan Agreement is hereby amended in each of the following respects:

                         (a)  Deletion of Defined Terms.  The defined
               terms "WGHP Loan", "WGHP Loan Agreement" and "WGHP
               Subordination Agreement" are hereby deleted in their entirety.

                              (b)  New Defined Terms. The following new
               defined terms are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

                              "WGHP 9 1/2% Notes" means the 9 1/2% Notes due
                    December 31, 1999 of the Borrower, issued pursuant to the WGHP 9 1/2% Notes Indenture.

                              "WGHP 9 1/2% Notes Indenture" means the
                    Indenture, to be executed on or prior to the Effective Date by the Borrower and Star Bank, N.A., as trustee, providing for the issuance of WGHP 9 1/2% Notes.

                              "WGHP 9 1/2% Notes Purchase Agreement" means
                    the Securities Purchase Agreement to be executed on or prior to the Effective Date by the Borrower and each of the initial holders of WGHP 9 1/2% Notes.

                              "WGHP Subordination Agreement" means the
                    Subordination Agreement to be executed by the Borrower, the trustee under the WGHP 9 1/2% Notes Indenture, and the initial holders of WGHP 9 1/2% Notes, pursuant to which all obligations of the Borrower in respect of the WGHP 9 1/2% Notes shall be subordinated to Senior Indebtedness (as defined therein).

                              (c)  Amendments.  The definitions of each of
               the following defined terms contained in Section 1.1 of the Loan Agreement are hereby amended in the following respects:

                     (i)     The definition of "Excess Cash Flow"
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          is hereby amended (A) by replacing the reference to "WGHP Loan
          Agreement" appearing in clause (c) thereof with "WGHP 9 1/2% Notes", and (B) by amending and restating clause (y) thereof to read in its entirety as follows:

                      (y) there shall be excluded from payments or prepayments of Consolidated Funded Debt of GACC and its Subsidiaries during such Fiscal Year all redemptions of WGHP 9 1/2% Notes during such Fiscal Year, and

                 (ii)     The definition of "Net Disposition

          Proceeds" is hereby amended by adding the following new sentence at the conclusion thereof:

                     Net Disposition Proceeds shall not include any cash consideration received by the Borrower from the Sale of any WGHP-TV Operating Assets required by the WGHP Subordination Agreement to be paid to the holders of WGHP 9 1/2% Notes.

                  (iii)     The definition of "Other Debt

          Documents" is hereby amended by amending and  restating clause
          (c) thereof to read in its entirety as follows:

                      (c) the WGHP 9 1/2% Notes, the WGHP 9 1/2% Notes Indenture and the WGHP 9 1/2% Notes Purchase Agreement,

                  SECTION 1.2. Amendments to Conditions Precedent. Paragraph (i) of Section 6.1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

               (i) WGHP 9 1/2% Notes. The Borrower shall have received all of the cash proceeds of the sale of the WGHP 9 1/2% Notes, in the aggregate amount of $17,500,000. The WGHP 9 1/2% Notes Indenture, the WGHP 9 1/2% Notes Purchase Agreement and the WGHP Subordination Agreement shall be substantially in the form of Exhibit T, Exhibit Y and Exhibit U hereto, respectively.

                        SECTION 1.3.  Amendments to Negative Covenants.
          Section 8.2 of the Loan Agreement is hereby amended in each of the following respects:

                         (a)  Permitted Indebtedness.  Paragraph (g) of
               Section 8.2.2 of the Loan Agreement is hereby amended by replacing the reference therein to the "WGHP Loan
               Agreement" with "WGHP 9 1/2% Notes".

                              (b)  Restricted Payments.  Paragraph (k) of
               Section 8.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
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                (k) (i) payments by the Borrower of accrued unpaid
                interest on outstanding Indebtedness under the WGHP 9 1/2% Notes, at a rate permitted by clause g of Section 8.2.2. and (ii) redemptions of WGHP 9 1/2% Notes out of excess cash flow of WGHP-TV Operating Assets;
                provided that such payments and redemptions are required by the interest payment and mandatory redemption provisions of the WGHP 9 1/2% Notes
                Indenture, and are not prohibited by the applicable subordination provisions contained in the WGHP Subordination Agreement, each as in effect on the Effective Date or as amended from time to time in compliance with this Agreement;

               SECTION  1.4.  New Exhibits to Loan Agreement.

                      (a) WGHP 9 1/2% Notes Indenture. Exhibit T annexed to the Loan Agreement is hereby replaced by the form of WGHP 9 1/2% Notes Indenture attached hereto.

                      (b) WGHP Subordination Agreement. Exhibit U annexed to the Loan Agreement is hereby replaced by the form of WGHP Subordination Agreement attached hereto.

                      (c) WGHP 9 1/2% Notes Purchase Agreement. The form of WGHP 9 1/2% Notes Purchase Agreement is hereby added to the Loan Agreement as a new Exhibit Y.

                                    ARTICLE II

                          REPRESENTATIONS AND WARRANTIES

               We hereby represent and warrant to each of you as follows:

               SECTION 2.01. Binding Effect of Documents, etc. This Agreement has been duly executed and delivered by each Principal Company and is in full force and effect. The agreements and obligations of each Principal Company contained in this Agreement constitute legal, valid and binding obligations of such Principal Company enforceable against such Principal Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors' rights or by general equitable principles.

               SECTION 2.02. Corporate Authority, etc. The execution and delivery by each Principal Company of this Agreement have been duly and properly authorized by all necessary corporate or other action on the part of each Principal Company and do not and will not (a) contravene any provision of the charter or organizational documents or by-laws of any Principal
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          Company, (b) conflict with, or result in a breach of the
          terms, conditions or provisions of or constitute a default under, any agreement, deed of trust, indenture, mortgage or other instrument to which any Principal Company is a party or by which any Principal Company or its properties is bound or affected, (c) violate or contravene any provision of any law or regulation or any order, ruling or interpretation thereunder or any judgment, decree or order of any court or governmental or regulatory authority, bureau, agency or official (all as in effect and from time to time and applicable to any Principal Company), (d) require any waivers, consents or approvals from any of the creditors of any Principal Company, or (e) require any consents or approvals from any shareholders of any Principal Company.

                                    ARTICLE III

                               CONSENT OF GUARANTOR

               SECTION 3.01.  Consent of Guarantor.

               (a) The Guarantor, by its signature below, absolutely and unconditionally consents to the execution, delivery and performance by the Borrower of this Agreement.

               (b) It is the express understanding and intention of the Guarantor that all the Obligations of the Principal Companies shall at all times hereafter continue to be entitled to all the benefits of, and to all the security constituted by, its Guaranty to the same extent as prior to the execution of this Agreement.

                                     ARTICLE V

                         PROVISIONS OF GENERAL APPLICATION

               Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Loan Agreement and each of the other Loan Documents remain unaltered. This Agreement and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and permitted assigns. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

               If you are in agreement with the foregoing, please sign the enclosed counterparts of this Agreement and return such
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          counterparts to the undersigned.


                                   Very truly yours,

                                   GREAT AMERICAN BROADCASTING
                                     COMPANY



                                   By:____________________________
                                      Title:


                                   GREAT AMERICAN TELEVISION AND RADIO
                                     COMPANY, INC.



                                   By:____________________________
                                      Title:


               The foregoing Agreement is hereby accepted by each of the undersigned on and as of the date first above written.


          CONTINENTAL BANK N.A.,
            Individually, as Managing Agent and as Collateral Agent


          By: ______________________________
             Title:

          THE FIRST NATIONAL BANK OF BOSTON,
            Individually, as Managing Agent and as Administrative Agent


          By: ______________________________
             Title:


          THE CHASE MANHATTAN BANK, N.A.


          By: ______________________________
             Title:


          CHEMICAL BANK


          By: ______________________________
             Title:
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          NATIONAL WESTMINSTER BANK USA


          By: ______________________________
             Title:


          THE BANK OF NEW YORK


          By: ______________________________
             Title:


          BANQUE PARIBAS


          By: ______________________________
             Title:


          By: ______________________________
             Title:


          BANK OF MONTREAL


          By: ______________________________
             Title:

          THE PROVIDENT BANK


          By: ______________________________
             Title:


          STAR BANK, N.A., CINCINNATI


          By: ______________________________
             Title: